Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to the Form 10 of Lenco Mobile Inc. of our report dated October 2, 2009 relating to the combined financial statements of Legacy Media, LLC and Consumer Loyalty Group, LLC for the years ended December 31, 2008 and December 31, 2007.

/s/ Bartolomei Pucciarelli, LLC
Bartolomei Pucciarelli, LLC
Lawrenceville, New Jersey

April 14, 2010